================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              CENTURA FUNDS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           CENTURA EQUITY INCOME FUND
                                  A SERIES OF
                              CENTURA FUNDS, INC.

                               3435 STELZER ROAD
                              COLUMBUS, OHIO 43219
Dear Shareholder:

     At the recommendation of Centura Bank ("Adviser"), the investment adviser to Centura Funds, Inc. ("Company"), the Company's Board of Directors has approved a change to the investment objective of Centura Equity Income Fund ("Fund") and a change in the Fund's name. The changes are subject to approval by the Fund's shareholders of the new investment objective.

     The Fund's current investment objective is to provide long-term capital appreciation and income. It pursues this objective by investing primarily in dividend-paying stocks and convertible securities, and particularly seeks out stocks of established companies with above-average dividend yields and/or prospects for increasing dividends. The proposed new investment objective would be to provide long-term capital appreciation. With this new objective, the Fund would invest primarily in equity securities of large companies those with market capitalization in excess of $1 billion. The Adviser would seek out investments it believes are undervalued by the securities markets. The Fund would no longer specifically seek to produce income as part of its investment objective and thus would not specifically select portfolio securities based on their dividend-paying record. An issuer's dividend-paying record would, however, remain a factor that may be considered by the Adviser.

     If shareholders approve this change, the Fund's name would be changed to Centura Large Cap Equity Fund.

     The proposed change is part of a general repositioning of the Centura funds to offer investors a selection of investment options that will permit them to allocate their investments among a range of asset classes that the Adviser believes can offer enhanced diversification. When this process is fully implemented, the Centura funds will represent a broader, more clearly defined range of asset classes. Centura Money Market Fund was recently organized as part of this process. If the proposed changes to the Fund are adopted, the Fund will represent the "large-cap" asset class. Proposed changes to Centura Equity Growth Fund (which do not require shareholder approval) would refocus that fund to reflect the "mid cap" asset class, with investments primarily in medium-sized companies.

What do these changes mean to current shareholders?

     If the new investment objective and policies are implemented, the Fund's income dividends are likely to be lower, although the Fund will still pay income dividends monthly to the extent they are generated. As described in the attached proxy statement, there will also be a temporary increase in the Fund's transaction costs and in the realization of capital gains and losses as the Fund's portfolio is restructured. The Adviser believes, however, that opportunities for long-term capital appreciation will be enhanced by the new objective. Further, gains from capital appreciation may provide greater tax efficiency over the long term than income generated from dividends.

     If the proposed new investment objective is approved by shareholders, the Adviser anticipates that it will make certain changes to the Fund's portfolio. The Adviser will seek securities that it believes are more representative of the large cap asset class, in terms of prevailing market conditions, than the Fund's current holdings. This process is likely to increase temporarily the Fund's portfolio turnover rate. It is anticipated that this portfolio repositioning will take place over a period of 12 to 18 months in order to better manage tax consequences to shareholders.

YOUR VOTE IS IMPORTANT

We urge you to read the enclosed Proxy Statement and to vote now by completing, signing and returning the enclosed proxy ballot form in the postage prepaid envelope that has been provided. If you have any questions, please call 1-800-44CENTURA.

                                          Sincerely,

                                          /s/ George R. Landreth
                                          George R. Landreth
                                          President

                           CENTURA EQUITY INCOME FUND
                                  A SERIES OF
                              CENTURA FUNDS, INC.

                               3435 STELZER ROAD
                              COLUMBUS, OHIO 43219

            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AT
                    10:00 A.M., EASTERN TIME, JULY 23, 1998

     Notice is hereby given that a special meeting ("Meeting") of shareholders of Centura Equity Income Fund ("Fund"), a series of Centura Funds, Inc. ("Company") will be held at 10:00 a.m., Eastern Time, July 23, 1998 at the offices of the Company's administrator, BISYS Fund Services, Inc., 3435 Stelzer Road, Columbus, Ohio 43219, for the following purposes:

1. To approve a change in the investment objective of the Fund. The Fund's current investment objective is to provide long-term capital appreciation and income. The proposed new investment objective is to provide long-term capital appreciation.

2. To transact such other business as may properly come before the Meeting, including any adjournment thereof.

     The Board of Directors of the Company has fixed the close of business of June 1, 1998 as the record date for determining shareholders entitled to notice of, and to vote at, the Meeting, including any adjournment thereof.

     A complete list of shareholders entitled to vote at the Meeting will be available for inspection by any Fund shareholder for any purpose relevant to the Meeting during ordinary business hours after June 24, 1998 at BISYS Fund Services, Inc., 3435 Stelzer Road, Columbus, Ohio 43219.

     Shareholders may attend the Meeting and vote in person. Shareholders, regardless of whether they plan to attend in person, are urged to complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope that requires no postage if mailed within the United States. The enclosed proxy is solicited on behalf of the Board of Directors of the Company.



                                          By Order of the Board of Directors

                                          /s/ Ellen Stoutamire
                                          Ellen Stoutamire
                                          Secretary

June 23, 1998

                           CENTURA EQUITY INCOME FUND
                                  A SERIES OF
                              CENTURA FUNDS, INC.

                               3435 STELZER ROAD
                              COLUMBUS, OHIO 43219

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Centura Funds, Inc. ("Company") from shareholders of all classes of shares of Centura Equity Income Fund ("Fund"), a series of the Company, for use at a special meeting of shareholders of the Fund to be held July 23, 1998 at 10:00 a.m. Eastern Time, at 3435 Stelzer Road, Columbus, Ohio 43219, and at any and all adjournments thereof (each a special meeting ("Meeting")). The Meeting is being held for the purposes set forth in the foregoing Notice. The Company's Annual Report, including audited financial statements, for its fiscal year ended April 30, 1998 is available upon request without charge from Centura Funds, Inc., 3435 Stelzer Road, Columbus, Ohio 43219, or call 1-800-261-FUND (3863). The approximate date of mailing of this Proxy Statement and the enclosed proxy is June 23, 1998.

VOTING

     Approval of the proposed change in the Fund's investment objective (the "Proposal") requires the affirmative vote of (A) 67% or more of the voting securities of the Fund present at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (B) more than 50% of the outstanding voting securities of the Fund, whichever is less.

     Shareholders of record of the Fund on June 1, 1998 ("Record Date") are entitled to vote at the Meeting, and at any adjournment of the Meeting, on the matters submitted to the Meeting. Shareholders of each class of shares of the Fund have one vote for each share held in the Fund and a fractional vote for each fraction of a share held in the Fund, on each matter submitted to the Meeting. Shareholders of Class A, Class B and Class C will vote in the aggregate on the Proposal because shareholders of each class are similarly affected by the Proposal. On the Record Date, the number of shares of each class of the Fund outstanding were as follows:

       CLASS A                 CLASS B                  CLASS C           TOTAL SHARES OUTSTANDING
       -------                 -------                  -------           ------------------------
     123,373.139             183,814.196             5,150,414.411             5,457,601.746

     All shares represented by the enclosed form of proxy will be voted in accordance with the instructions indicated on the proxy if it is completed, dated, signed and returned in time to be voted at the Meeting and is not subsequently revoked. If the proxy is returned properly signed and dated, but no instructions are given, the shares represented will be voted in favor of the Proposal. Any proxy may be revoked by the timely submission of a properly executed subsequent proxy, by a timely written revocation, or by an oral revocation or vote at the Meeting prior to the finalization of the vote on the Proposal. Execution and submission of a proxy does not affect a shareholder's right to attend the Meeting in person. One third of the outstanding shares of the Fund, represented by proxy or in person and regardless of class, will constitute a quorum as to matters presented at the Meeting. Due to applicable legal principles that the Proposal be approved by specified percentages of the Fund's outstanding shares in order to be adopted, an abstention by a shareholder from voting, either by proxy or in person at the Meeting, has the same effect as a negative vote on the Proposal. Shares that are held by a broker-dealer or other fiduciary as record owner for the account of a beneficial owner will be counted for purposes of determining the presence of a quorum and as votes on matters presented if the beneficial owner has executed and timely delivered the necessary instructions for the record owner to vote the shares, or if the record owner has, and exercises discretionary voting power. If the record owner does not have discretionary voting power as to a matter presented, but grants a proxy for, or votes, such shares, the shares will be counted toward the quorum but will have the effect of a negative vote as to that matter.

     All costs of the Meeting, including the expenses of preparing, printing and distributing this Proxy Statement and the proxy cards, legal expenses, and solicitation expenses, will be borne by the Fund. Such expenses are expected to range from $8,000 to $10,000.

     The Board of Directors may seek one or more adjournments of the Meeting to solicit votes from additional shareholders, if necessary, to obtain a quorum for the Meeting or to obtain the vote required to approve the Proposal. An adjournment requires approval by either (a) a majority of the shares present at the Meeting in person or by proxy, whether or not they constitute a quorum, or
(b) any officer present entitled to preside or act as Secretary of the Meeting.

THE PROPOSAL

     The Board of Directors has approved, and determined to recommend that shareholders of the Fund approve, a change in the investment objective and policies of the Fund. The Fund currently seeks to provide long-term capital appreciation and income. In pursuing this objective, the Fund invests primarily in dividend-paying common stocks, convertible preferred stocks, and convertible bonds, notes and debentures. In accordance with its investment objective, an important factor in the Adviser's selection of stocks for the Fund is whether they have above-average dividend yields and/or prospects for increasing dividends.

     It is proposed that the Fund's investment objective be changed so that the Fund would seek to provide long-term capital appreciation. The additional objective of income would be discontinued. In pursuing this investment objective, the Fund would invest in equity securities of large U.S.
companies -- i.e., companies that have market capitalization in excess of $1 billion at the time of purchase by the Fund. The Fund would have an investment policy that at least 65% of the Fund's total assets would be invested in securities of such issuers. An issuer that satisfied the test at the time its stock was purchased by the Fund would continue to be included for purposes of the 65% test even if its capitalization subsequently fell below $1 billion. To reflect these changes, the name of the Fund would also be changed to Centura Large Cap Equity Fund.

     If the proposed changes are adopted, the Adviser will continue to use fundamental analysis in selecting stocks for the Fund's portfolio and will seek out stocks it believes are undervalued in the marketplace based on such factors as price/earnings ratios, ratio of stock price to the issuer's inherent asset value, book value, cash flow or underlying franchise value. The Fund will also continue to invest primarily in U.S. companies, although, as now, it will have authority to invest in securities of non-U.S. companies, as well.

     The proposed changes are part of a repositioning of the Centura funds to represent a spectrum of asset classes, of which the Fund will represent the "large-cap" asset class. One of the other Centura funds, Centura Equity Growth Fund will be redefined as a "mid-cap" fund. A new fund, Centura Money Market Fund, has also recently been organized as part of this process. The Adviser believes it is desirable to offer investors a range of asset classes among which they can diversify their investments. It is generally recognized that risk can be lowered by investing in securities of a number of different issuers. An investment in each of the Centura funds offers this type of diversification, because each fund invests in securities of a number of different issuers. The Adviser believes, however, that additional protection against risk is present when an investor diversifies his or her investments among a number of different asset classes, as well. Asset classes for investment can be broadly categorized as cash, bonds and stocks. The stock and bond asset classes can also be divided into sub-classes, including, for example, short-term, medium-term and long-term bonds, and small cap, mid cap and large cap stocks. Additional categories might distinguish between government and corporate bonds; taxable and tax-exempt bonds; growth and value stocks; or by various economic sectors, such as technology, real estate, retail, etc. Securities of non-United States issuers is another large category which can be broken down by region, by whether the country is a developed or emerging market, as well as by categories similar to those used for U.S. issuers (large cap, small cap, growth, value, government, corporate, etc.). The rationale for offering a range of asset classes as investment options is that these different classes are likely to be differently affected by market, economic, political and other developments. Investors offered a choice of asset classes can then elect to invest in several, in order to better diversify their risk, or to focus on a particular class they believe will offer special advantages over a particular time period. The changes planned for the Centura funds will provide more specific asset class choices for this type of investment selection.

     Although the changes to the Fund are proposed in the context of this general redefinition of the Centura funds, the Adviser believes current shareholders of the Fund can be benefited by a more clearly focused objective. Thus, although the Adviser has the flexibility to invest in stocks that pay dividends, it will focus primarily on stocks that it believes offer superior potential for appreciation in value. Although there can be no assurance, the Adviser anticipates that this objective will provide more opportunity for gain over the long term.

     In deciding to recommend that shareholders approve the proposed changes, the Directors reviewed and considered a number of factors including how the Fund would be managed, the types of companies the Fund would be eligible to purchase, the capitalization limits, the investment objectives and policies of the funds with which the Fund might compete, and the Adviser's recommendations, discussed above, to reposition the Centura Funds to provide shareholders greater asset allocation and diversification opportunities and advantages.

     If shareholders approve the Proposal, the Adviser anticipates making a number of changes to the Fund's portfolio. Although a substantial portion of the Fund's assets currently consists of securities of issuers with market capitalization in excess of $1 billion, the criteria for selecting these securities, which included consideration of dividend payment, was not the same as those the Adviser will use under the new investment objective. Thus, the Adviser intends to select securities it believes better represent large capitalization stocks in light of market conditions prevailing at the time of investment. As this repositioning is conducted, the Fund's portfolio turnover rate and transaction costs will temporarily increase, although the rate and additional costs cannot be accurately estimated at this time. It is anticipated that this portfolio repositioning will take place over a period of 12 to 18 months in order to better manage tax consequences to shareholders. Taxable gains may or may not be realized in connection with this process, depending on market conditions and other factors.

     The proposed change in the Fund's investment objective, as well as the related changes in the Fund's investment policies and name, were considered by the Board at a special meeting held May 11, 1998. A majority of the Board determined to approve the proposed changes and to recommend to shareholders that they vote FOR the Proposal.

                               OTHER INFORMATION

ADVISER, DISTRIBUTOR AND ADMINISTRATOR

     The Fund's investment adviser is Centura Bank, located at 131 North Church Street, Rocky Mount, North Carolina 27802. The Fund's administrator and distributor is BISYS Fund Services, located at 3435 Stelzer Road, Columbus, Ohio 43219.

BENEFICIAL OWNERSHIP OF FUND SHARES

     Following is information regarding beneficial ownership of 5% or more of each class of shares of the Fund as of May 21, 1998:

                      NAME AND ADDRESS                        TOTAL SHARES    PERCENT OWNED
                      ----------------                        ------------    -------------
CLASS A SHARES
Donaldson Lufkin Jenrette...................................      7,113.676      5.846%
  Securities Corporation, Inc.
P.O. Box 2052
Jersey City, NJ 07303-9998

CLASS B SHARES
Donaldson Lufkin Jenrette...................................     16,678.933      9.190%
  Securities Corporation, Inc.
P.O. Box 2052
Jersey City, NJ 07303-9998

                      NAME AND ADDRESS                        TOTAL SHARES    PERCENT OWNED
                      ----------------                        ------------    -------------
CLASS C SHARES
Centura Bank................................................  2,696,839.701     52.611%
Cash Account
Attn: Trust Operations
P.O. Box 1220
Rocky Mount, NC 27802-1220

Centura Bank................................................  2,398,044.733     46.782%
Reinvest Account
Attn: Trust Operations
P.O. Box 1220
Rocky Mount, NC 27802-1220

     As of May 21, 1998, directors and officers of the Company, as a group, owned less than 1% of the outstanding shares of the Fund and of any class of the Fund.

SHAREHOLDER PROPOSALS

     Shareholders who wish to submit proposals to be included in a Proxy Statement for any subsequent meeting of shareholders should send the proposals in writing to: Centura Funds, Inc., 3435 Stelzer Road, Columbus, Ohio 43219 within a reasonable period of time prior to the time proxies are solicited for that meeting. Timely submission of a proposal does not assure that it will be included.

OTHER BUSINESS

     The Directors are not aware of any matters to be presented at the Meeting other than the Proposal described in this Proxy Statement. In the event any such other matters should be brought before the Meeting, each executed proxy will be deemed to authorize the persons named as proxy in the accompanying form of proxy to vote on such matters in accordance with their best judgment in the interest of the Fund and the Company.

     PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF THE PROXY IS MAILED WITHIN THE UNITED STATES.



                                          By Order of the Board of Directors,

                                          /s/ Ellen Stoutamire
                                          Ellen Stoutamire
                                          Secretary

PROXY                                                                      PROXY

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                         OF CENTURA EQUITY INCOME FUND
                        A SERIES OF CENTURA FUNDS, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                    JULY 23, 1998 - 10:00 A.M. EASTERN TIME

          The undersigned hereby revokes all previous proxies for his or her shares and appoints George R. Landreth and Jeanette Peplowski, and each of them, with the power of substitution, as Proxies, and hereby authorizes them to vote as designated below, as effectively as the undersigned could do if personally present, all the shares of Centura Equity Income Fund ("Fund") held of record by the undersigned on June 1, 1998, at the Special Meeting of Shareholders, or any adjournment(s) thereof, to be held at 10:00 a.m. Eastern Time on July 23, 1998 at 3435 Stelzer Road, Columbus, Ohio 43219.

          1. Approval of new investment objective for Centura Equity Income Fund

                           [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

          2. Transaction of such other business as may properly come before the Meeting or any adjournment(s) thereof.

                           [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

                                                       (Continued on Other Side)

          (Continued from Other Side)

                PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY IMMEDIATELY
                          IN THE POSTAGE-PAID ENVELOPE PROVIDED.

          This Proxy is solicited on behalf of the Board of Directors, and when properly executed, will be voted as specified. If no specification is made, the undersigned's vote, as a shareholder of Centura Equity Income Fund, will be cast FOR Proposal 1. If any other matters properly come before the meeting of which the Directors were not aware within a reasonable time before the solicitation, the undersigned hereby authorizes proxy holders to vote in their discretion on such matters. The undersigned acknowledges receipt of the Notice of Meeting and Proxy Statement dated June 23, 1998.

          Please sign exactly as your name or names appear below. When shares are held by joint tenants, both should sign. If signing as attorney, executor, trustee or in any other representative capacity, or as a corporate officer, please give full title. Please date the proxy.

                                              ----------------------------------
                                                         (Signature)

                                              Dated:                      , 1998
                                                 -------------------------------

                                   Proxy Card